EXHIBIT 5


                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

                                                              July 16, 1998


American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, New York  11726

Gentlemen:

         We have acted as counsel to American Biogenetic Sciences, Inc, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 4,261,228 shares (the "Shares") of the Company's Class A Common Stock, $.001 par value, consisting of (a) 4,000,000 shares (the "Conversion Shares") which may be issued upon conversion of $4,000,000 principal amount of 5% Convertible Debentures due May 20, 2001 (the "Debentures") and (b) 261,228 shares (the "Warrant Shares") which may be issued upon the exercise of Series WA, WB and WC Warrants (the "Warrants").

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public offi cials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that

                  (i) the Conversion Shares, when issued upon conversion of the Debentures in accordance with the terms and provisions of the Debentures, will be validly issued, fully paid and non-assessable; and

                  (ii) the Warrant Shares, when paid for in accordance with the terms of the Warrants and issued upon the exercise of the Warrants, in accordance with the terms and provisions of the Warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                       -----------------------------------------
                                       PARKER CHAPIN FLATTAU & KLIMPL, LLP